UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): June 7, 2007
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
5250 South Sixth Street
Springfield, Illinois 62703
(Address of principal executive offices and zip code)
(217) 241-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On June 6, 2007, UTG, Inc.’s 100% owned subsidiary, Universal Guaranty Life Insurance Company (“UG”), consummated a Real Estate Purchase and Sale Agreement for the sale of real estate commonly referred to as Drs. Hospital property.

The property, which was held for investment purposes, consists of a 107,602 square foot, four-story building and 6,897 square foot attached supporting services building, totaling 114,499 square feet, in Springfield, Illinois.

The total sale price of the property was $ 3,300,000.  The Company recorded a realized gain, net of taxes, of approximately $ 2,100,000, or $ 0.54 per common share outstanding as a result of this sale transaction, which will be reflected in the Company’s second quarter financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

                Date:  June 7,  2007                                                              By:    /s/ Theodore C. Miller
                                                                                                                               Theodore C. Miller
                                                                                                                                                                                     Senior Vice President and Chief Financial Officer